Exhibit 99.1

National Interstate Corporation Announces 1st Quarter Dividend and 2005 Annual Earnings Conference Call and Web Cast

RICHFIELD, Ohio, February 9, 2006/PRNewswire-FirstCall—National Interstate Corporation (Nasdaq: NATL) announced today that its Board of Directors approved a $0.04 per share dividend at its February 7, 2006 meeting. The cash dividend will be payable on March 7, 2006 to shareholders of record of the Company’s common stock as of the close of business on February 21, 2006.

The Company also announced that it plans to release its 2005 annual results on Tuesday, March 21, 2006, after the market closes. This is consistent with the Company’s practice of releasing earnings in conjunction with the preparation of required periodic filings, in this case our Form 10-K due March 31, 2006. The earnings release will be available shortly after dissemination on our investor relations website at http://invest.nationalinterstate.com. Our results will then be discussed via conference call at 10:00 a.m. Eastern Time on Wednesday, March 22, 2006.

There are two communication modes available to listen to the call. Telephone access to the conference call and Q and A session will be available by dialing (866) 825-3354 and providing the confirmation code 25557896. Please dial in 5 to 10 minutes prior to the scheduled starting time.

The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, access our website at http://invest.nationalinterstate.com and follow the instructions at the web cast link. The archived web cast will be available immediately after the call on our website.

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, is a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. National Interstate differentiates itself within its markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our core products include property and casualty insurance for transportation companies, group captive insurance programs for transportation companies that we refer to as our alternative risk transfer operations, specialty personal lines, primarily recreational vehicle coverage, and transportation and general commercial insurance in Hawaii and Alaska. We offer our products through multiple distribution channels including independent agents and brokers, affiliated agencies and the Internet. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Co. Ohio-based National Interstate, a subsidiary of American Financial Group, Inc. (NYSE: AFG; Nasdaq), is headquartered in Richfield, Ohio, near Cleveland, Ohio.

Forward Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot provide assurance that actual results will not differ from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.

The forward-looking statements herein are made only as of the date of this report. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

877-837-0339

investorrelations@nationalinterstate.com